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                                                                     Exhibit 4.4

                                                                  EXECUTION COPY

                             OCTEL DEVELOPMENTS PLC

                           10% SENIOR NOTES DUE 2006


                               PURCHASE AGREEMENT

                                                                  April 30, 1998

Goldman, Sachs & Co.,
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
 As representatives of the several Purchasers named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

     Octel Developments PLC, a company organized under the laws of England and Wales (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $150,000,000 principal amount of the 10% Senior Notes due 2006 specified above (the "Notes"). The Notes will be unconditionally guaranteed as to payment of principal, interest and any other amounts due thereon (the "Guarantee") by Octel Corp, a Delaware corporation, (the "Guarantor"). The Notes and the Guarantee are hereinafter collectively called the "Securities".

     In connection with the offering of the Securities and prior to the execution of the Related Agreements (as defined below), Great Lakes Chemical Corporation, a Delaware corporation ("Great Lakes"), which is currently the parent corporation of the Guarantor, intends to distribute to the holders of record of its common stock, par value $1.00 per share (the "Great Lakes Common Stock"), one share of the common stock of the Guarantor, par value $0.01 per share (the "Octel Common Stock"), for every four shares of Great Lakes Common Stock owned by such holder at the close of business on May 18, 1998, (the "Distribution"). Thereafter, the Guarantor will be an independent publicly traded company. Accordingly, the Guarantor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form 10 registering the Octel Common Stock under the Securities Exchange Act of 1934, as amended (the "Distribution Registration Statement").

     In connection with the offering of the Securities and the filing of the Distribution Registration Statement, the Guarantor and Great Lakes or their respective subsidiaries shall enter into the Related Agreements (as defined below), pursuant to which (i) Great Lakes intends to distribute to its stockholders all of the outstanding shares of Octel Common Stock and transfer certain of its businesses and assets to the Guarantor or its subsidiaries, (ii) the Guarantor or its subsidiaries will transfer certain business and assets to Great Lakes or its subsidiaries and (iii) the Company and Great Lakes, or their respective subsidiaries, shall set forth certain of their respective obligations regarding various tax liabilities, commercial arrangements and service agreements. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Offering Circular (as defined below).

     1. Each of the Company and the Guarantor, jointly and severally, represents and warrants to, and agrees with, each of the Purchasers that:

          (a) A preliminary offering circular, dated April 17, 1998 (the "Preliminary Offering Circular") and an offering circular, dated April 30, 1998 (the "Offering Circular"), in each case including the international supplement thereto, have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f))

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     furnished by the Company prior to the completion of the distribution of the Securities. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

          (b) Neither the Company, the Guarantor or any subsidiary of the Guarantor that is a "significant subsidiary" as defined in Reg. 210.I-02(w) under Regulation S-X of the Commission (collectively, the "Subsidiaries") has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt of the Company, the Guarantor or the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Guarantor and the Subsidiaries taken as a whole (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Offering Circular;

          (c) The Company, the Guarantor and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Guarantor and the Subsidiaries and any real property and buildings held under lease by the Company, the Guarantor and the Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by them;

          (d) The Company has been duly incorporated and is validly existing as a company under the laws of England and Wales and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, each has corporate power and authority to own its properties and conduct its business as described in the Offering Circular, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Subsidiary has been duly incorporated and is, where applicable, validly existing as a company under the laws of its jurisdiction of incorporation;

          (e) The Guarantor has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and nonassessable; and all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise set forth in the Offering Circular) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

          (f) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by


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     the indenture to be dated as of May 1, 1998  (the "Indenture") between the
     Company, the Guarantor and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"), under which they are to be issued, which will be substantially in the form previously delivered to you; the Guarantee has been duly authorized and, upon the execution and delivery of the Indenture by the Company, the Guarantor and the Trustee and the due authorization, issuance and delivery of the related Notes, will constitute valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and, when executed and delivered by the Company, the Guarantor and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement in the case of the Securities and the Indenture, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof under the heading "Description of the Notes" in the Offering Circular and will be in substantially the form previously delivered to you;

          (g) This Agreement and the Exchange and Registration Rights Agreement have been duly authorized, executed and delivered by the Company and the Guarantor;

          (h) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

          (i) Prior to the date hereof, none of the Company, the Guarantor or the Subsidiaries or any of their affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities or facilitate the sale or resale of the Securities;

          (j) There is no "substantial U.S. market interest in the debt securities of the Company or the Guarantor" within the meaning of Rule 903(c)(1) under the Act;

          (k) The issue and sale of the Securities and the compliance by the Company and the Guarantor, as the case may be, with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument material to the Company, the Guarantor and the Subsidiaries taken as a whole, to which the Company or the Guarantor or any of the Subsidiaries is a party or by which the Company or the Guarantor or any of the Subsidiaries is bound or to which any of the property or assets of the Company, the Guarantor or the Subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or the Guarantor or any statute or any order, rule or regulation of any court, central bank, stock exchange or governmental agency or body ("Governmental Agency") having jurisdiction over the Company, the Guarantor or any of the Subsidiaries or any of their respective properties; and such Governmental Authorizations ("Governmental Authorizations") of or with any such Governmental Agency is required for the issue and sale of the Securities or the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement or, the Indenture, except for the filing of a registration statement by the Company with the Commission pursuant to the Act pursuant to Section 5(k) hereof and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

          (l) The execution, delivery and performance by the Company, the Guarantor or the Subsidiaries, as the case may be, of the Transfer and Distribution Agreement, the Tax Disaffiliation Agreement, the Corporate Services Transition Agreement and the Supply and Toll Manufacturing


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     Agreements (each as defined in the Offering Circular, and collectively, the "Related Agreements") and this Agreement and the Exchange and Registration Rights Agreement of even date hereof between the Company and the Purchasers (the "Exchange and Registration Rights Agreement") will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any of the Guarantor or the Subsidiaries or any of their respective properties, or any agreement or instrument material to the Guarantor and the Subsidiaries taken as a whole, to which any of the Guarantor or the Subsidiaries is a party or by which any of the Guarantor or the Subsidiaries is bound or to which any of the properties of the Guarantor or the Subsidiaries is subject, or the charter or by-laws of the Guarantor or the Subsidiaries;

          (m) The Related Agreements have been duly authorized, executed and delivered by the Guarantor or the Subsidiaries, as the case may be, and conform in all material respects to the descriptions thereof in the Offering Circular;

          (n) The Related Agreements, this Agreement and the Exchange and Registration Rights Agreement, assuming due execution and delivery by the other parties thereto, constitute valid and legally binding obligations of the Guarantor and the Company, as applicable, and are enforceable against the Guarantor and the Company, as applicable, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (o) The Guarantor has delivered to Goldman, Sachs & Co. true and correct copies of the Related Agreements, in each case, in the form as originally executed, and there have been no amendments or waivers thereto or in the exhibits or schedules thereto other than those as to which Goldman, Sachs & Co. shall have been advised;

          (p) None of the Company, the Guarantor, or any of the Subsidiaries is in violation of its respective certificates of incorporation or by-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

          (q) The statements set forth in the Offering Circular under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Securities, under the caption "Certain Federal Income Tax Consequences" and under the caption "Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

          (r) Each of the Company, the Guarantor and the Subsidiaries own or possess or has the right to use trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, and presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Guarantor or the Subsidiaries, would individually or in the aggregate have a material adverse effect on the Company, the Guarantor and the Subsidiaries;

          (s) Except as disclosed in the Offering Circular, none of the Company, the Guarantor or the Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is


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     subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the Company, the Guarantor and the Subsidiaries taken as a whole; and neither the Company nor the Guarantor is aware of any pending investigation which might lead to such a claim;

          (t) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company, the Guarantor or the Subsidiaries is a party or of which any property of the Company, the Guarantor or the Subsidiaries is the subject which, if determined adversely to the Company, the Guarantor or the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the current or future financial position, stockholders' equity or results of operations of the Company, the Guarantor or the Subsidiaries or would materially and adversely affect the ability of the Company or the Guarantor to perform their obligations under the Indenture, the Related Agreements, the Exchange and Registration Rights Agreement or this Agreement; and, to the best of the Company's and the Guarantor's knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others;

          (u) No Governmental Authorization is required to effect payments of principal, premium, if any, and interest on the Securities or for the Trustee to convert such payments into U.S. dollars for distribution to Securityholders;

          (v) All interest on the Securities may under the current laws and regulations of England and Wales be paid in the currency of such jurisdictions that may be converted into foreign currency that may be freely transferred out of England and Wales, and all such interest and other distributions on the Securities will not be subject to withholding or other taxes under the laws and regulations of England and Wales and are otherwise free and clear of any other tax, withholding or deduction in England and Wales and without the necessity of obtaining any Governmental Authorization in England and Wales;

          (w) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Purchasers to England and Wales or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by the Company to or for the respective accounts of the Purchasers of the Securities or (B) the sale and delivery outside the United Kingdom by the Purchasers of the Securities to the initial purchasers thereof;

          (x) The Company, the Guarantor and the Subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease their other properties and conduct their businesses as described in the Offering Circular;

          (y) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the United States Exchange Act of 1934, as amended (the "Exchange Act") or quoted in a U.S. automated inter-dealer quotation system;

          (aa) The Guarantor will be subject to Section 13 or 15(d) of the Exchange Act;

          (bb) Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities, will not be an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

          (cc) Neither the Company, the Guarantor nor any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States


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     to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, the Guarantor, any affiliate of the Company or the Guarantor and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

          (dd) Within the preceding six months, neither the Company, the Guarantor nor any other person acting on behalf of the Company or the Guarantor has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company and the Guarantor will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

          (ee) The Company, the Guarantor and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and neither the Company, the Guarantor nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect, except as described in or contemplated by the Offering Circular; and

          (ff) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof, plus accrued interest, if any, from May 5, 1998 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

     3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company and the Guarantor that:

     (a) It will offer and sell the Securities only to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

     (b) It is an "accredited investor" within the meaning of Rule 501 under the Act; and

     (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

     4.(a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more global Securities in bearer form without coupons which will be deposited by or on behalf of the Company with The Industrial Bank of Japan (Luxembourg) S.A., as book-entry depositary (the "Book-Entry Depositary"). The Book-Entry Depositary will issue a certificate less interest in each global security representing a 100% interest in such underlying Security to The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by


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certified or official bank check or checks, payable to the order of the Company in Federal (same day) funds, by causing the Book-Entry Depositary to instruct DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC.
The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of the Book-Entry Depositary (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on May 5, 1998 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(i) hereof, will be delivered at such time and date at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019-7475 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 8:30 a.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. Each of the Company and the Guarantor, jointly and severally, agrees with each of the Purchasers:

     (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) To furnish the Purchasers with 5 copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

     (d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Securities;

     (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-


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amount certificate company that is or is required to be registered under
Section 8 of the Investment Company Act;

     (f) At any time when the Company or the Guarantor is not exempt from registration under Section 12(b) of the Exchange Act nor subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

     (g) If requested by you, to use its best efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

     (h) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year the Guarantor's annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Guarantor and its consolidated subsidiaries certified by independent public accountants) and prepared in conformity with generally accepted accounting principles in the U.S. ("U.S. GAAP") and, as soon as practicable after the end of each of the first three quarters of each fiscal year prepared in accordance with U.S. GAAP (beginning with the fiscal quarter ending after the date of the Offering Circular), consolidated summary financial information of the Company, the Guarantor and the Subsidiaries for such quarter in reasonable detail;

     (i) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Guarantor, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities, or any class of securities of the Guarantor is listed; and (ii) such additional information concerning the business and financial condition of the Guarantor as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Guarantor and the Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

     (j) During the period of three years after the Time of Delivery, the Company and the Guarantor will not, and will not permit any of its respective "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

     (k) The Company shall file and use its best efforts to cause to be declared or become effective under the Securities Act, on or prior to 150 days after the Time of Delivery, a registration statement on Form S-4 providing for the registration of (i) another series of debt securities of the Company, with terms identical to the Securities (the "Exchange Securities"), and the exchange of the Securities for the Exchange Securities, all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Securities Act;

     (l) Not to (and to cause the Subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and

     (m) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds".

     6. (a) Each of the Company and the Guarantor, jointly and severally covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and the Guarantor's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) any fees charged by securities rating services for rating the Securities;
(v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL (viii) all expenses and taxes arising as a result of the issuance, sale and delivery of the Securities, of the sale and delivery outside of England and Wales of the Securities by the Purchasers to the initial purchasers thereof in the manner contemplated under the Purchase Agreement, including, in any such case, any English or Welsh income, capital gains, withholding, transfer or other tax asserted against a Purchaser by reason of the purchase and sale of the Securities pursuant to the Purchase Agreement; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.
It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     (b) The Company covenants and agrees with the several Purchasers that it will register the Securities on the Luxembourg Stock Exchange ("LSE"), as soon as practicable, but in no event later than 30 days prior to the first interest payment date on the Notes.

     7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantor herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantor shall have performed all of its respective obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) Cravath, Swaine & Moore, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the matters covered in paragraphs (i) through (ix) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

       (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular;

       (ii) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable;

       (iii) This Agreement has been duly authorized, executed and delivered by the Company;

       (iv) The Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities and the Indenture conform to the descriptions thereof in the Offering Circular; The Securities have been duly authorized by the Company; the temporary global Security has been duly executed, authenticated, issued and delivered and constitutes a valid and legally binding obligation of the Company;

       (v) The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

       (vi) The statements set forth in the Offering Circular under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Securities, under the caption "Certain Federal Income Tax Consequences" and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

       (vii) No registration of the Securities under the Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement;

       (viii) Such counsel has no reason to believe that the Offering Circular and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

       (ix) Neither the Company nor the Guarantor is an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act.

     (b) Kirkland & Ellis, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex III hereto;

     (c) Skadden, Arps, Slate, Meagher & Flom, special counsel for Great Lakes, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex IV hereto;

     (d) Linklaters & Paines, English law counsel for the Company, shall have furnished to you their written opinion dated the Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex V hereto;

     (e) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

     (f) (i) Neither the Company, the Guarantor nor the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company, the Guarantor or the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Guarantor and the Subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

     (g) Concurrently with or prior to the issuance and sale of the Securities by the Company and the Guarantor, the Related Agreements shall have been executed on terms that conform in all material respects to the description thereof in the Offering Circular, and Goldman, Sachs & Co. shall have received true and correct copies of all documents pertaining thereto and evidence reasonably satisfactory to Goldman, Sachs & Co. of such execution;

     (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's or the Guarantor's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and
(ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or the Guarantor's debt securities;

     (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the "NYSE") or LSE; (ii) a suspension or material limitation in trading in the Company's securities on the NYSE or LSE, if any such Securities are listed thereon; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) a change or development involving a prospective change in taxation in England or Wales affecting the Company, the Securities or the transfer thereof or the imposition of exchange controls by the United States or England and Wales; (v) the outbreak or escalation of hostilities involving the United States or England and Wales or the declaration by the United States or England and Wales of a national emergency or war, if the effect of any such event specified in this Clause (vi) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular; or (vii) the occurrence of any material adverse change in the existing, financial, political or economic conditions in the United States or England and Wales or elsewhere which, in the judgment of the Purchasers, would materially and adversely affect the financial markets or the markets for the Securities and other debt securities;

     (j) The Securities have been designated for trading on PORTAL; and

     (k) Each of the Company and the Guarantor shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Guarantor satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantor herein at and as of such Time of Delivery, as to the performance by each of the Company and the Guarantor of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and
(e) of this Section and as to such other matters as you may reasonably request.

     8.(a) The Company and the Guarantor will jointly and severally indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantor, as the case may be, shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or the Guarantor, as the case may be, by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

     (b) Each Purchaser will indemnify and hold harmless the Company and the Guarantor against any losses, claims, damages or liabilities to which the Company or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or the Guarantor, as the case may be, by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company or the Guarantor, as the case may be, for any legal or other expenses reasonably incurred by the Company, or the Guarantor, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company and the Guarantor under this Section 8 shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantor and to each person, if any, who controls the Company and the Guarantor within the meaning of the Act.

     (f) Notwithstanding any contrary provision of this Section 8, the Company and the Guarantor shall not indemnify and hold harmless any of the Purchasers for any losses, claims, damages or liabilities to the extent that such losses, claims, damages or liabilities arise from, or are connected to, any action for punitive or exemplary damages or any other monetary damages not measured by actual damages.

     9.(a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the

Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Purchasers, as applicable, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, the Guarantor or any officer or director or controlling person of the Company or the Guarantor, as applicable, and shall survive delivery of and payment for the Securities.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Guarantor shall then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company and the Guarantor will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but neither the Company nor the Guarantor shall then be under any further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company or the Guarantor set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and the Guarantor and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, the Guarantor or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     14. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and the Guarantor have appointed CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Purchaser or by any person who controls any Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company and the Guarantor represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the

Authorized Agent and written notice of such service to the Company or the Guarantor shall be deemed, in every respect, effective service of process upon the Company or the Guarantor, as the case may be.

     15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company and the Guarantor will indemnify each Purchaser against any loss incurred by such Purchaser as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Purchaser is able to purchase United States dollars with the amount of judgment currency actually received by such Purchaser. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

     16. Time shall be of the essence of this Agreement.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Guarantor and each of the Purchasers plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                        Very truly yours,

                                        Octel Developments PLC

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                        Octel Corp.

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated


By:
   -----------------------------------------------
              (Goldman, Sachs & Co.)
     On behalf of each of the Purchasers

                           SCHEDULE I

                                                          Principal
                                                          Amount of
                                                          Securities
                                                            to be
                    Purchaser                             Purchased
-----------------------------------------------------   ------------
Goldman, Sachs & Co..................................   $ 97,500,000
Lehman Brothers Inc..................................     26,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated...     26,250,000
     Total...........................................   $150,000,000

                                                                         ANNEX I

     (1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S, Rule 144A under the Act or pursuant to paragraph 2 of this Annex I under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule
144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

     Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

     In addition,

          (A) except to the extent permitted under U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D) (the "D Rules"), (i) each Purchaser agrees that it has not offered or sold, and during the restricted period will not offer or sell, Securities in bearer form to a person who is within the United States or its possessions or to a U.S. person, and (ii) it has not delivered and will not deliver within the United States or its possessions definitive Securities in bearer form that are sold during the restricted period;

          (B) each Purchaser represents and agrees that it has, and throughout the restricted period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Securities in bearer form are aware that such Securities may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

          (C) if it is a United States person, each such Purchaser represents that it is acquiring the Securities in bearer form for purposes of resale in connection with their original issuance and if it retains Securities in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(6); and

          (D) with respect to each affiliate that acquires from it Securities in bearer form for the purpose of offering or selling such Securities during the restricted period, such Purchaser either (i) repeats and confirms the representations and agreements contained in clauses (A), (B) and (C) on its behalf or (ii) agrees that it will obtain from such affiliate for the Company's benefit the representations and agreements contained in clauses (A), (B) and (C).

Terms used in this paragraph have the meanings given to them by the United States Internal Revenue Code and regulations thereunder, including the D Rules.

     (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

     (3) Each Purchaser further represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Securities will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

     (4) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.

                                                                        ANNEX II

     Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries under rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, and its interpretations and rulings;

          (ii) In our opinion, the combined financial statements and financial statement schedules audited by us and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

          (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Guarantor for the four most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such four fiscal years;

          (iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the latest available interim financial statements of the Guarantor and the Subsidiaries, inspection of the minute books of the Guarantor and the Subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Guarantor and the Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                (A) at March 31, 1998, there was any decrease in combined Great Lakes investment or net current assets of the Company as compared with the amounts shown in the December 31, 1997 audited combined balance sheet included in the Offering Circular; or

                (B) for the period from January 1, 1998 to March 31, 1998, there were any decreases, as compared with the corresponding period in the preceding year, in combined net sales or combined operating income, except in all instances for any decreases that the Offering Circular discloses have occurred or may occur.

          (v) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs
     (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Purchasers, which are derived from the general accounting records of the Guarantor and the Subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Guarantor and the Subsidiaries and have found them to be in agreement.

                                                                  April 30, 1998

Dear Ernst & Young

     Goldman, Sachs & Co., as representatives of the Purchasers of Senior Notes due 2006 to be issued by Octel Developments PLC (the "Company"), will be reviewing certain information relating to the Company that will be included (incorporated by reference) in the Offering Circular. This review process, applied to the information relation to the issue, is (will be) substantially consistent with the due diligence review process that we would perform if this placement of securities were being registered pursuant to the Securities Act of 1933 (the Act). It is recognized however that what is "substantially consistent" may vary from situation to situation and may not be the same as that done in a registered offering of the same securities for the same issuer and whether the procedures being, or to be, followed will be "substantially consistent" will be determined by us on a case-by-case basis. We are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Act. We hereby request that you deliver to us a "comfort" letter concerning the financial statements of the issuer and certain statistical and other data included in the offering document. We will contact you to identify the procedures we wish you to follow and the form we wish the comfort letter to take.

                                              Very truly yours,

                                        _____________________________________
                                                (Goldman, Sachs & Co.)

                                                                       ANNEX III







     Pursuant to Section 7(b) of the Purchase Agreement, Kirkland & Ellis shall furnish their written opinion to the Purchasers to the effect that:


          (i) After giving effect to the Distribution in the manner contemplated by the Related Agreements, (i) the Guarantor's authorized capital stock will be as set forth under the heading "Security Ownership of Certain Beneficial Owners" in the Offering Circular and (ii) all of the issued and outstanding shares of capital stock of the Guarantor will be validly issued, fully paid and non-assessable;

          (ii) Each of the Subsidiaries incorporated in the U.S.
               (each, a ("U.S. Subsidiary") is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such U.S. Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company or the Guarantor, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or the Guarantor or the U.S. Subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

         (iii) To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company, the Guarantor or the Subsidiaries is a party or of which any property of the Company, the Guarantor or the Subsidiaries is the subject which, if determined adversely to the Company, the Guarantor or the Subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company, the Guarantor or the Subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (iv) Each of the Purchase Agreement and the Exchange and Registration Rights Agreement has been duly executed and delivered by the Guarantor. Assuming due authorization, execution and delivery by the Company and the Purchasers, and the due authorization by the Guarantor, the Purchase Agreement and the Exchange and Registration Rights Agreement constitute valid and legally binding obligations of the Company and the Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

          (v) The Notes, the Related Agreements and the Indenture have been duly executed, authenticated, issued and delivered by the Company assuming due authorization, execution and delivery, to the extent applicable, by the Trustee and the Company, as the case may be, and the due authorization by the Guarantor, the Indenture constitutes and the Notes and the Guarantee, when authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of the Purchase Agreement, will constitute valid and legally binding obligations of the Company and the Guarantor, as the case may be, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

          (vi) The execution and delivery by the Company and the Guarantor, as the case may be, of the Purchase Agreement, the Exchange and Registration Rights Agreement, the Related Agreements, the Guarantee and the Indenture and the performance of its agreements therein and the consummation of the sale of the Notes to you in accordance with the Purchase Agreement do not (i) based on our review of the Guarantor's Articles of Incorporation and Bylaws, violate such Articles of Incorporation or Bylaws or (ii) constitute a violation by the Company or the Guarantor, as the case may be, of any applicable provision of any law, statute or regulation (except that we express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Purchase Agreement would be permitted) or (iii) breach, or result in a default under, any existing obligation of the Company or the Guarantor, as the case may be, under any of the agreements listed on Schedule A hereto (provided that we express no opinion as to compliance with any financial test or cross default provision in any such agreement);

         (vii) To our knowledge, no consent, approval, authorization or order of any governmental agency under U.S. Federal law is required for the consummation of the Related Agreements, provided that this paragraph does not cover or address any law or legal issue identified on Schedule B hereto;

        (viii) To our knowledge, neither the Company nor the Guarantor was required to obtain any consent, approval, authorization or order of governmental agency for the issuance, delivery and sale of the Notes being issued and sold by it under the Purchase Agreement and the Indenture except for any such consent, approval, authorization or order which may be required under the so-called "Blue Sky" or securities laws of any states (as to which we express no opinion or advice);

          (ix) To our knowledge, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending or threatened against, the Guarantor, the Company or the Subsidiaries that (i) has caused such counsel to conclude that such action, suit, proceeding or investigation is required to be described in the Offering Circular but is not so described or
               (ii) would be reasonably likely to adversely affect the consummation of any of the transactions contemplated by the Purchase Agreement or the Indenture, including without limitation the issuance and sale of the Notes and the Guarantee;

          (x) It is not necessary in connection with (i) the offer, sale and delivery of the Notes to the several Purchasers pursuant to the Purchase Agreement or (ii) the resales of the Notes by the several Purchasers in the manner contemplated in the Offering Circular to register the Notes under the Securities Act or to qualify an indenture in respect thereof under the United States Trust Indenture Act of 1939;

          (xi) Neither the Guarantor or the Company is an "investment company" as defined in the Investment Company Act of 1940;

         (xii) The statements set forth in the Offering Circular under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Securities and under the caption "Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

        (xiii) The Notes, the Guarantee and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Circular, and the description in the Offering Circular of United States federal income tax matters under the heading "Certain Federal Income Tax Consequences" is accurate in all material respects and fairly presents the information required to be shown.

         (xiv) Such counsel has no reason to believe that the Offering Circular and any further amendments or supplements thereto made by the Company or the Guarantor prior to the Time of Delivery (other than the financial statements therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                        ANNEX IV

     Pursuant to Section 7(c) of the Purchase Agreement, Skadden, Arps, Slate, Meagher & Flom shall furnish their written opinion to the Purchasers to the effect that:



          (i) The Guarantor is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation;

         (ii) The Guarantor has the corporate power to own and lease its properties and to conduct its business as described in the Offering Circular;

        (iii) Each of the Purchase Agreement and the Exchange and Registration Rights Agreement has been duly authorized by the Guarantor.

         (iv) The Notes, the Guarantee, the Related Agreements and the Indenture have been duly authorized by the Guarantor.

          (v) The execution and delivery by the Guarantor of the Purchase Agreement, the Exchange and Registration Rights Agreement, the Related Agreements, the Guarantee and the Indenture and the performance of its agreements therein and the consummation of the sale of the Notes to you in accordance with the Purchase Agreement will not conflict with the Certificate of Incorporation or Bylaws of the Guarantor.

                                                                         ANNEX V

     Pursuant to Section 7(d) of the Purchase Agreement, Linklaters & Paines shall furnish their written opinion to the Purchasers to the effect that:


           (i) The Company is a corporation validly existing under the laws of its jurisdiction of incorporation;

          (ii) The Company's subsidiaries in the United Kingdom are corporations validly existing under the laws of their jurisdictions of incorporation;

         (iii) The Company has the corporate power to own and lease its properties and to conduct its business as described in the Offering Circular;

          (iv) The Company is qualified to do business and is in good standing in each jurisdiction listed opposite its name on Schedule A hereto;

           (v) Each of the Purchase Agreement and the Exchange and Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

          (vi) No Governmental Authorization of or with any Governmental Agency in England and Wales is required for the issue and sale of the Securities or the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement or the Indenture;

         (vii) The Indenture has been duly authorized, executed, authenticated, issued and delivered by the Company;

        (viii) The execution and delivery by the Company of the Purchase Agreement, the Exchange and Registration Rights Agreement, and the Indenture and the performance of its agreements therein and the consummation of the sale of the Notes to you in accordance with the Purchase Agreement do not (i) based on our review of the Company's Memorandum and Articles of Association, violate such or (ii) constitute a violation by the Company of any applicable provision of any law, statute or regulation (except that we express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Purchase Agreement would be permitted) or (iii) breach, or result in a default under, any existing obligation of the Company under any of the agreements listed on Schedule B hereto (provided that we express no opinion as to compliance with any financial test or cross default provision in any such agreement);

          (ix) No Governmental Authorization of or with any Governmental Agency in England and Wales is required for the issue and sale of the Securities or the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement or the Indenture;

           (x) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Purchasers to England and Wales or to any political subdivision or taxing authority thereof or therein in connection with (A) issuance, sale and delivery by the Company of the Securities to or for the respective accounts of the Purchasers or (B) the sale and delivery outside England and Wales by the Purchasers of the Securities to the initial purchasers thereof in the manner contemplated herein;

          (xi) Each of the Company's and the Guarantor's agreement to the choice of law provisions set forth in Section 14 hereof will be recognized by the courts of England and Wales; each of the Company and the Guarantor can sue and be sued in its own name under the laws of England and Wales; the irrevocable submission of the Company and the Guarantor to the exclusive jurisdiction of a New York Court, the waiver by the Company and the Guarantor of any objection to the venue of a proceeding of a New York Court and the agreement of each of the Company and the Guarantor that this Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; service of process effected in the manner set forth in Section 14 hereof will be effective, insofar as the law of England and Wales is concerned, to confer valid personal jurisdiction over the Company or the Guarantor; and judgment obtained in a New York Court arising out of or in relation to the obligations of each of the Company and the Guarantor under this Agreement would be enforceable against each of the Company and the Guarantor in the courts of England and Wales.

         (xii) Neither the Company nor the Guarantor is entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under this Agreement and could successfully interpose any such immunity as a defense to any suit or action brought or maintained in respect of its obligations under this Agreement; and the waiver by the Company and the Guarantor of immunity to jurisdiction (including the waiver of sovereign immunity to which the Company or the Guarantor may become entitled subsequent to the date of this Agreement) and immunity to pre-judgment attachment, post-judgment attachment and execution in any suit, action or proceeding against it arising out of or based on this Agreement is a valid and binding obligation of the Company and the Guarantor under the laws of England and Wales;

        (xiii) The indemnification and contribution provisions set forth in
               Section 8 hereof do not contravene the laws of England and Wales;

         (xiv) All interest on the Securities may under the current laws and regulations of England and Wales to be paid in the currency of such jurisdictions may be converted into foreign currency that may be freely transferred out of England and Wales and all interest and other distributions on the Securities will not be subject to withholding or other taxes under the laws and regulations of England and Wales and are otherwise free and clear of any other tax, withholding or deduction in England and Wales and without the necessity of obtaining any Governmental Authorization in England and Wales; and

          (xv) No Governmental Authorization or with any Governmental Agency is required to effect payments of principal, premium, if any, and interest on the Securities.